Exhibit 1.1

Execution Version

Kinder Morgan, Inc.

Underwriting Agreement
for Debt Securities

February 23, 2015

Kinder Morgan, Inc.
1001 Louisiana Street, Suite 1000
Houston, Texas 77002

Ladies and Gentlemen:

The underwriters named below, acting through Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and RBS Securities Inc. as representatives (the “Representatives”), understand that Kinder Morgan, Inc., a Delaware corporation (the “Corporation”), proposes to issue and sell $800,000,000 aggregate principal amount of 5.050% Senior Notes due 2046 (the “Notes”).  The Securities (as defined below) will be issued pursuant to an Indenture dated as of March 1, 2012 (the “Indenture”), among the Corporation and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be fully and unconditionally guaranteed on an unsecured basis pursuant to the guarantees (the “Guarantees” and together with the Notes, the “Securities”) by each of the guarantors set forth in Schedule II to this Agreement (the “Guarantors”) pursuant to the Cross Guarantee Agreement dated as of November 26, 2014, as supplemented by Supplement No. 1 thereto, dated as of February 13, 2015 (as so supplemented, the “Cross Guarantee Agreement”). The offer and sale of the Securities has been registered on Registration Statement No. 333- 200421.

Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Corporation hereby agrees to issue and sell and each underwriter named below (such underwriters collectively, the “Underwriters”), severally and not jointly, agrees to purchase from the Corporation the respective principal amount of Notes set forth opposite such Underwriter’s name in the table below at a purchase price equal to 99.034% of the principal amount of the Notes, plus accrued interest thereon, if any, from, February 26, 2015 to the date of payment and delivery.

Underwriter	Principal Amount of the Notes due 2046
Morgan Stanley & Co. LLC	$140,000,000
RBC Capital Markets, LLC	$140,000,000
RBS Securities Inc.	$140,000,000
DNB Markets, Inc.	$48,000,000
Mitsubishi UFJ Securities (USA), Inc.	$48,000,000
Mizuho Securities USA Inc.	$48,000,000
Scotia Capital (USA) Inc.	$48,000,000
SMBC Nikko Securities America, Inc.	$48,000,000
SunTrust Robinson Humphrey, Inc.	$48,000,000
BBVA Securities Inc.	$23,000,000
CIBC World Markets Corp.	$23,000,000
Natixis Securities Americas LLC	$23,000,000
Regions Securities LLC	$23,000,000
Total:	$800,000,000

The Underwriters will pay for such Securities upon delivery through the office of the Trustee (as defined in the Underwriting Agreement Provisions) at the offices of Bracewell & Giuliani LLP at 711 Louisiana Street, Suite 2300, Houston, Texas, at thereof at 8:00 a.m. New York City time on February 26, 2015.

The Notes shall have the following terms:

Maturity: February 15, 2046

Initial Price to Public: 99.784% of the principal amount, plus accrued interest thereon from February 26, 2015 to the date of payment and delivery

Interest Rate: 5.050%

Redemption Provisions: As described in “Description of Notes—Optional Redemption” in the Preliminary Prospectus, dated February 23, 2015, and the Pricing Term Sheet, dated February 23, 2015

Interest Payment Dates: February 15 and August 15 of each year, commencing August 15, 2015

Record Dates: February 1 and August 1 of each year

Sinking Fund: None

Purchase Price to be Paid by the Underwriters: 99.034% of the principal amount, plus accrued interest from February 26, 2015 to the date of payment and delivery

Listing: None

Each Underwriter hereby severally represents and agrees that, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State, other than: (a) to any legal entity that is a “qualified investor” (as defined in the Prospectus Directive); (b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” (as defined in the Prospectus Directive)), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or (c) in any other circumstances falling within Article (3)(2) of the Prospectus Directive; provided that no such offer of Securities shall require the Corporation or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purpose of this provision, the term “offer of Securities to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information of the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; the term “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and the term “2010 PD Amending Directive” means Directive 2010/73/EU.

Each Underwriter hereby severally represents and agrees that, in connection with the distribution of the Securities, (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Corporation; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Each Underwriter hereby severally represents and agrees that it has not offered or sold, and will not offer or sell, any Securities by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Corporation shall be delivered or sent by courier service, mail or facsimile transmission to it at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Anthony B. Ashley, Vice President and Treasurer, Facsimile No. (713) 445-8302; and if to the Underwriters shall be delivered or sent by courier service, mail or facsimile transmission to the Underwriters, in care of Morgan Stanley & Co. LLC at 180 Varick Street, New York, New York 10014, Attention: Prospectus Department, Telephone No. (866) 718-1649; RBC Capital Markets, LLC at Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management, Facsimile No. (212) 658-6137; and c/o RBS Securities Inc., 600 Washington Blvd., Stamford, Connecticut 06901, Attention: Debt Capital Markets/Syndicate, Facsimile No. (203)-783-4543.  Notice given by delivery or courier service shall be effective upon actual receipt.  Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested.  Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.

All the provisions contained in the document entitled Kinder Morgan, Inc. Underwriting Agreement Provisions dated the date hereof, a copy of which is attached to this letter, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement (as defined in the Underwriting Agreement Provisions) to the same extent as if such provisions had been set forth in full herein.  For purposes of this Agreement, including the attached Underwriting Agreement Provisions, the term “Applicable Time” shall mean 3:25 p.m. (New York City time) on the date of this letter.

[Signature page follows]

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

MORGAN STANLEY & CO. LLC
RBC CAPITAL MARKETS, LLC
RBS SECURITIES INC.

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name:	Scott G. Primrose
Title:	Authorized Signatory

RBS SECURITIES INC.

By:	/s/ Okwudiri Onyedum
	Name:	Okwudiri Onyedum
	Title:	Managing Director

Acting severally on behalf of themselves and the several Underwriters named above

UNDERWRITING AGREEMENT
SIGNATURE PAGE

Agreed and Accepted:

Kinder Morgan, Inc.

By:	/s/ Anthony Ashley
Name: Anthony Ashley
Title: Vice President and Treasurer

UNDERWRITING AGREEMENT
SIGNATURE PAGE

Schedule I

Pricing Information
and
Any Issuer General Use Free Writing Prospectuses

Notes

Initial price to the public:

99.784% of the principal amount of the Notes, plus accrued and unpaid interest thereon, from February 26, 2015 to the date of payment and delivery

Underwriters Purchase Price:

99.034% of the principal amount of the Notes, plus accrued and unpaid interest thereon, from February 26, 2015 to the date of payment and delivery

Aggregate principal amount:

$800,000,000

Interest rate:

5.050%

Present value discount used to calculate the make whole premium (prior to August 15, 2045):

Treasury Yield plus 40 basis points

Each Issuer General Use Free Writing Prospectus (as defined in the Underwriting Agreement Provisions) is attached hereto.

Filed Pursuant to Rule 433
Registration File No. 333-200421
February 23, 2015

KINDER MORGAN, INC.
Pricing Term Sheet

$800,000,000 5.050% Senior Notes due 2046

Issuer:	Kinder Morgan, Inc.

Ratings: (Moody’s / S&P / Fitch)*	[Intentionally Omitted]

Ratings Outlooks: (Moody’s / S&P / Fitch)*	[Intentionally Omitted]

Security Type:	Senior Notes

Pricing Date:	February 23, 2015

Settlement Date (T+3):	February 26, 2015

Interest Payment Dates:	February 15 and August 15, commencing August 15, 2015

Maturity Date:	February 15, 2046

Principal Amount:	$800,000,000

Benchmark Treasury:	3.000% due November 15, 2044

Benchmark Treasury Price / Yield:	106-28 / 2.664%

Spread to Benchmark Treasury:	240 bps

Yield to Maturity:	5.064%

Coupon:	5.050%

Price to the Public:	99.784%

Optional Redemption:

At any time prior to August 15, 2045 (the date that is six months prior to the maturity date of the notes, the “Early Call Date”), we may redeem all or a part of the notes at a price equal to (a) the greater of: (1) 100% of the principal amount of the notes to be redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed that would be due if such notes matured on the Early Call Date but for the redemption (exclusive of any portion of the payments of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at T + 40 basis points, plus (b) accrued but unpaid interest thereon to, but not including, the redemption date.

At any time on or after the Early Call Date, we may redeem some or all of the notes at a price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

CUSIP / ISIN:	49456B AJ0/ US49456BAJ08

Joint Book-Running Managers:

Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
RBS Securities Inc.
DNB Markets, Inc.
Mitsubishi UFJ Securities (USA), Inc.
Mizuho Securities USA Inc.
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
SunTrust Robinson Humphrey, Inc.

Co-Managers:	BBVA Securities Inc. CIBC World Markets Corp. Natixis Securities Americas LLC Regions Securities LLC

* Note: The ratings of a security are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Modifications to the Preliminary Prospectus Supplement

Optional Redemption - certain revised and additional defined terms

The current definition of “Comparable Treasury Issue” at page S-9 is hereby modified by deleting the words (“Remaining Life”) and adding the words (assuming, for this purpose, that the notes mature on the Early Call Date) to the end of the last sentence.

The following definition of “Comparable Treasury Price” is inserted after the definition of “Comparable Treasury Issue” and the following definition of  ‘‘Reference Treasury Dealer Quotations’’ is inserted after the definition of ‘‘Reference Treasury Dealer,’’ each on page S-9 of the Preliminary Prospectus Supplement:

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

‘‘Reference Treasury Dealer Quotations’’ means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Legend

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base

(EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, RBC Capital Markets, LLC toll-free at 1-866-375-6829, or RBS Securities Inc. toll-free at 1-866-884-2071.

Kinder Morgan, Inc.

Underwriting Agreement Provisions

February 23, 2015

Kinder Morgan, Inc., a Delaware corporation (the “Corporation”), proposes to issue and sell $800,000,000 aggregate principal amount of 5.050% Senior Notes due 2046 (the “Notes”).  The Securities (as defined below) will be issued pursuant to an Indenture dated as of March 1, 2012 (the “Indenture”), among the Corporation and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be fully and unconditionally guaranteed on an unsecured basis pursuant to the guarantees (the “Guarantees” and together with the Notes, the “Securities”) by each of the guarantors set forth in Schedule II to this Agreement (the “Guarantors”) pursuant to the Cross Guarantee Agreement, dated as of November 26, 2014, as supplemented by Supplement No. 1 thereto, dated as of February 13, 2015 (as so supplemented, the “Cross Guarantee Agreement”). The offer and sale of the Securities has been registered under the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 3.

The Corporation is entering into that certain underwriting agreement dated the date hereof that provides for the sale of the Securities to the several underwriters named therein (the “Underwriters”).  The provisions set forth herein are incorporated by reference in such underwriting agreement (the “Underwriting Agreement”).  The Underwriting Agreement, including the provisions hereof incorporated therein by reference, is herein referred to as this “Agreement.”

1.                                      Sale and Purchase of the Securities.  On the basis of the representations, warranties and agreements herein contained, the Corporation proposes to issue and sell the Securities.  All of the Securities will be purchased by the Underwriters for resale upon the terms of the offering determined herein and in the Underwriting Agreement.

The obligations of the Underwriters under this Agreement are several and not joint.

2.                                      Payment and Delivery.  The closing of the purchase and sale of the Securities shall take place at the offices of Bracewell & Giuliani LLP at 711 Louisiana Street, Suite 2300, Houston, Texas, on the date and at the time specified in this Agreement, which date and time may be postponed for not more than ten business days by agreement among the Corporation and Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and RBS Securities Inc. (collectively, the “Representatives”) (on their own behalf and on behalf of the other Underwriters) (such date and time of delivery and payment for the Securities is hereinafter referred to as the “Closing Date”).  Payment for the Securities shall be made by wire transfer of immediately available funds to one or more bank accounts designated by the Corporation to the Representatives against delivery to the Trustee or the nominee of The Depository Trust Company (the “DTC”), for the account of the Underwriters, of one or more global notes representing the Notes, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Corporation.

3.                                      Securities Act Documents; Public Offering.  The Corporation and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act and the rules and regulations adopted by the Commission thereunder (the “Rules”), an “automatic shelf registration statement” (as defined in Rule 405 of the Rules) on Form S-3 (Registration Statement No. 333-200421), including a prospectus, relating to the Corporation’s senior debt securities, and such registration statement became effective upon filing.  Such registration statement referred to in the first sentence of this Section 3, including financial statements, exhibits and Incorporated Documents (as hereinafter defined), as amended to the date of this Agreement, is hereinafter referred to as the “Registration Statement;” any preliminary prospectus relating to the Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules, including any preliminary prospectus supplement thereto relating to the Securities is hereinafter referred to as the “Preliminary Prospectus;” the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules, is hereinafter referred to as the “Prospectus;” each “issuer free writing prospectus,” as defined in Rule 433 of the Rules (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Corporation, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Corporation’s records pursuant to Rule 433(g), is hereinafter referred to as an “Issuer Free Writing Prospectus;” each Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the Underwriting Agreement, is hereinafter referred to as an “Issuer General Use Free Writing Prospectus;” and each Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus is hereinafter referred to as an “Issuer Limited Use Free Writing Prospectus.”  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act (the “Incorporated Documents”), notwithstanding if the verb “included” is used in lieu of the phrase “incorporated by reference.”  For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), which EDGAR copy is substantially identical to the other copies of such material, except to the extent permitted by Regulation S-T.

The Corporation understands that the Underwriters propose to make a public offering of their respective portions of the Securities, as set forth in and pursuant to the Pricing Disclosure Package and the Prospectus.

4.                                      Representations and Warranties.  The Corporation represents and warrants to each Underwriter that:

(a)                                 The Corporation was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Corporation or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Securities, and is not on the date of the Underwriting Agreement and the Closing Date, an “ineligible issuer” (as defined in Rule 405 of the Rules).  The Corporation has reasonable grounds to believe that it meets the requirements for the use of Form S-3 under the Securities Act;

(b)                                 (i) At the time of the initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Corporation or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Rules and (iv) as of the Applicable Time, the Corporation was or is (as the case may be) a “well-known seasoned issuer” (as defined in Rule 405 of the Rules).  The Corporation has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules objecting to the use of the automatic shelf registration statement form. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Corporation is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Corporation has paid or will pay the filing fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) of the Rules and otherwise in accordance with Rules 456(b) and 457(r) of the Rules;

(c)                                  The Registration Statement, at the time it originally became effective, and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, and the prospectus contained therein at such times and at the time it was filed, complied and will comply, and on the date of the Underwriting Agreement and the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any supplement to such prospectus is filed with the Commission, the Registration Statement, the Preliminary Prospectus, the Prospectus and any such amendment or supplement, respectively, comply and will comply, in all material respects with the applicable requirements of the Securities Act and the Rules; the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations adopted by the Commission thereunder; (i) each part of the Registration Statement and any amendment thereto, at the time it became or becomes effective, and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus and any amendment or supplement thereto, at the time it was filed or will be filed with the Commission pursuant to Rule 424 of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the most recent Preliminary Prospectus filed or used prior to the Applicable Time and the information included in Schedule I to the Underwriting Agreement, all considered together (collectively, the “Pricing Disclosure

Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Corporation notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any Incorporated Documents; except that the representation and warranty in this Section 4(c) does not apply to statements or omissions in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus (or in amendments or supplements to such documents) made in reliance upon information furnished in writing to the Corporation by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information being described as such in Section 7(b) hereof;

(d)                                 The consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Corporation and its consolidated subsidiaries as of the dates shown and their results of operations, stockholders’ equity and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; the interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; any summary or selected financial data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or in the notes thereto; and as to any pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; as to any disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), such measures comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and the table under the heading “Capitalization” in each of the Pricing Disclosure Package and the Prospectus sets forth as of the date of such table (i) the actual capitalization of the Corporation and its subsidiaries on a consolidated basis and (ii) the as adjusted capitalization of the Corporation and its subsidiaries on a consolidated basis after giving effect to the issuance of the Securities and the application of a portion of the net proceeds therefrom to the repayment of certain outstanding indebtedness  as described in each of the Pricing Disclosure Package and the Prospectus under the section entitled “Use of Proceeds”;

(e)                                  The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or business of the Corporation and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(f)                                   All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests, as applicable, of each of the Corporation’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (collectively, the “Significant Subsidiaries”), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (B) with respect to any general partner interests) non-assessable, and are owned by the Corporation directly or indirectly through one or more subsidiaries.  All of such shares or interests owned directly or indirectly by the Corporation are owned, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

(g)                                  Each of the Guarantors and any non-Guarantor Significant Subsidiary has been duly incorporated or formed and is validly existing as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(h)                                 (i) The Corporation has all necessary corporate power and authority to execute and deliver this Agreement, the Cross Guarantee Agreement, the Indenture and the Notes (collectively, together with the Guarantee Notations (as defined below), the “Transaction Documents”) and to perform its obligations under the Transaction Documents; and (ii) each of the Guarantors has all necessary entity power and authority to execute and deliver the Cross Guarantee Agreement and the Notations of Guarantee appearing on the Notes (the “Guarantee Notations”) and to perform its obligations under the Cross Guarantee Agreement and Guarantee Notations; and all action required to be taken by the Corporation and each of the Guarantors for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated under the Transaction Documents have been duly and validly taken;

(i)                                     The Indenture has been duly authorized by the Corporation and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and constitutes a valid and legally binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, except as (i) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and (ii) enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy (collectively, the “Enforceability Exceptions”); and the Indenture conforms in all material respects to the description thereof in the Pricing Disclosure Package and Prospectus;

(j)                                    The Notes have been duly authorized by the Corporation and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of and be in the form contemplated by the Indenture; and the Notes will conform in all material respects to the description thereof in the Pricing Disclosure Package and Prospectus;

(k)                                 The Cross Guarantee Agreement has been duly authorized, executed and delivered by the Corporation and the Guarantors, and constitutes a valid and legally binding obligation of the Corporation and the Guarantors, enforceable against the Corporation and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; the Guarantee Notations have been duly authorized, executed and delivered by the Guarantors; the Guarantees have been duly authorized by each of the Guarantors, and are valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions; and the Cross Guarantee Agreement conforms in all material respects to the description thereof in the Pricing Disclosure Package and Prospectus;

(l)                                     The execution, delivery and performance of each Transaction Document, and the issuance and sale of the Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or any of the Guarantors or any non-Guarantor Significant Subsidiary is a party or by which the Corporation or any of the Guarantors or any non-Guarantor Significant Subsidiary is bound or to which any of the property of the Corporation or any of the Guarantors or any non-Guarantor Significant Subsidiary is subject, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated by the Transaction Documents or would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws, partnership agreement or other formation document, as the case may be, of the Corporation or any of the Guarantors or any non-Guarantor Significant Subsidiary, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any of the Guarantors or any non-Guarantor Significant Subsidiary or any of the properties of any such entities, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Corporation or any of the Guarantors or any non-Guarantor Significant Subsidiary or any of the properties of such entities is required for (i) the execution, delivery and performance of any of the Transaction Documents, or (ii) the issuance and sale of the Securities by the Corporation and the Guarantors, except such as have been obtained or made under the Securities Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or “blue sky” laws;

(m)                             Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Corporation or any of its subsidiaries (including the Guarantors) is a party or of which any property of the Corporation or any of its subsidiaries (including the Guarantors) is the subject which would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and, to the Corporation’s knowledge, no such proceedings are threatened or contemplated;

(n)                                 Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Corporation or any of its subsidiaries (including the Guarantors) has violated any federal or state law or regulation relating to the protection of human health or the environment, except for any violations and remedial actions as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect;

(o)                                 Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, that would have a Material Adverse Effect;

(p)                                 Each of the Corporation, the Guarantors and any non-Guarantor Significant Subsidiary owns or leases all properties as are necessary to the conduct of its operations as described in the Pricing Disclosure Package and the Prospectus, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect;

(q)                                 The Corporation is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will be, exempt from regulation as an “investment company,” as defined in the Investment Company Act of 1940, as amended;

(r)                                    None of the Corporation or any of the Guarantors or any non-Guarantor Significant Subsidiary is involved in any labor dispute and, to the knowledge of the Corporation, no such dispute has been threatened, except for such disputes as would not, individually or in the aggregate, have a Material Adverse Effect;

(s)                                   To the Corporation’s knowledge, PricewaterhouseCoopers LLP, which has certified certain financial statements of the Corporation and its subsidiaries is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(t)                                    The offering and sale of Securities, as contemplated by this Agreement, does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Corporation or any Guarantor (except as otherwise described in the Pricing Disclosure Package and the Prospectus); and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or provided in the various employee or director stock-based benefit or compensation plans, there are no outstanding options or warrants to purchase any Securities or other securities of the Corporation or any Guarantor;

(u)                                 Since the date of the Corporation’s latest financial statements (audited or unaudited) included in the Pricing Disclosure Package and the Prospectus, none of the Corporation or any of the Guarantors or any non-Guarantor Significant Subsidiary has taken any action that is or was designed to or that has constituted or that might have reasonably been expected to cause or result in illegal stabilization or manipulation of the price of any security of the Corporation or any Guarantor to facilitate the offering of the Securities;

(v)                                 The Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Corporation believes that its internal control over financial reporting is effective;

(w)                               Since the date of the Corporation’s latest financial statements (audited or unaudited) included in the Pricing Disclosure Package and the Prospectus, there has been no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting;

(x)                                 The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Corporation and its consolidated subsidiaries is made known to the principal executive officer and principal financial officer of the Corporation by others within those entities; and the Corporation believes that such disclosure controls and procedures are effective in all material respects to provide reasonable assurance that information required to be disclosed in the reports the Corporation files under the Exchange Act is recorded, processed, summarized and reported as and when required;

(y)                                 None of the Corporation or any of the Guarantors has distributed or, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented to the use thereof; and

(z)                                  No subsidiary of the Corporation is currently prohibited, directly or indirectly, from paying any material dividends to the Corporation, from making any other distribution on such subsidiary’s capital stock or similar securities, from repaying to the Corporation any loans or advances to such subsidiary from the Corporation, except as disclosed in the Pricing Disclosure Package and the Prospectus.

5.                                      Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder to purchase and pay for the Securities are subject to the following conditions:

(a)                                 On the date of this Agreement and also on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Underwriters letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Underwriters, as to financial information included in the Pricing Disclosure Package and the Prospectus.

(b)                                 No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act shall have been issued and no proceedings for such purpose shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(c)                                  (i) The Corporation and its subsidiaries shall not have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, there shall not have been any change, or any development involving a prospective change, in the equity interests, capital stock or long-term debt of the

Corporation or any of its subsidiaries that would constitute a material adverse change to the Corporation and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position, stockholders’ equity or results of operations of the Corporation and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in the case of either clause (i) or this clause (ii), other than as set forth in or contemplated by the Pricing Disclosure Package, if in the judgment of the Representatives, any such change makes it impracticable or inadvisable to consummate the sale and delivery of the Securities, as contemplated in the Prospectus.

(d)                                 Subsequent to the execution of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension in trading in the Corporation’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the sale of and payment for the Securities on the terms and in the manner contemplated in the Prospectus.

(e)                                  The representations and warranties of the Corporation (on behalf of itself and the Guarantors) contained herein shall be true and correct on and as of the Closing Date and the Corporation shall have performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date.

(f)                                   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, of the Chief Executive Officer, the President or any Vice President of the Corporation, which shall certify, to the best of such officer’s knowledge after reasonable investigation, on behalf of the Corporation and the Guarantors, that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose are pending before or threatened by the Commission, (ii) the representations and warranties of the Corporation (on behalf of itself and the Guarantors) contained herein are true and correct on and as of the Closing Date, (iii) the Corporation has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date, (iv) the Corporation and its subsidiaries have not sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would reasonably be expected to have a Material Adverse Effect, other than as set forth in or contemplated by the Pricing Disclosure Package, and (v) since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any change, or any development involving a prospective change, in the equity interests, capital stock or long-term debt of the Corporation or any of its subsidiaries that would constitute a material adverse change to the Corporation and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position, stockholders’ equity or results of operations of the Corporation and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus.

(g)                                  The Underwriters shall have received on the Closing Date from Bracewell & Giuliani LLP, counsel for the Corporation and the Guarantors, an opinion, dated the Closing Date, substantially to the effect as set forth in Schedule III hereto.

(h)                                 The Underwriters shall have received on the Closing Date from Andrews Kurth LLP, counsel for the Underwriters, an opinion in form satisfactory to the Underwriters, dated the Closing Date, with respect to the Corporation, the Guarantors, the Securities and this Agreement as well as such other related matters as the Underwriters may reasonably request.  Such opinion shall also include language substantially to the effect of the penultimate paragraph of Schedule III hereto.  The Corporation and the Guarantors shall have furnished to such counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

(i)                                     Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Corporation’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, nor shall there have been any public announcement, beyond what it had announced prior to the date of this Agreement, that any such organization has under surveillance or review its ratings of any debt securities or preferred stock of the Corporation (other than an announcement with positive implication of a possible upgrading, and no implication of a possible downgrading of such rating).

(j)                                    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, of the Vice President and Treasurer of the Corporation, which shall certify, to the best of such officer’s knowledge after reasonable investigation, on behalf of the Corporation and the Guarantors, a list of the Material Subsidiaries (as that term is defined in the Revolving Credit Agreement dated as of September 19, 2014 (as restated, amended, modified, supplemented and in effect from time to time), among the Corporation, Barclays Bank PLC, as Administrative Agent and the lenders thereto).

(k)                                 The  Securities shall be eligible for clearance and settlement through DTC.

6.                                      Covenants.  The Corporation covenants and agrees with the several Underwriters as follows:

(a)                                 To advise the Underwriters promptly of any amendment or supplement of the Registration Statement or the Prospectus which is proposed to be filed and not to effect such amendment or supplement in a form to which the Underwriters reasonably object.

(b)                                 To furnish to each of the Underwriters and to the counsel for the Underwriters, one copy of the Registration Statement filed pursuant to EDGAR, including exhibits and Incorporated Documents, relating to the Securities in the form it became effective and of all amendments thereto, including exhibits; and to each such firm and counsel, copies of each Preliminary Prospectus and Prospectus and any amendment or supplement thereto relating to the Securities.

(c)                                  As soon as it is advised thereof, to advise the Underwriters of (i)  the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus, (ii) receipt by it or any representative or attorney of it of any other communication from the Commission relating to the Corporation or any Guarantor, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or (iii) suspension of qualification of the Securities for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Corporation will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement, or the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(d)                                 To deliver to the Underwriters, without charge, as many conformed copies of the Registration Statement (excluding exhibits but including the Incorporated Documents), the Preliminary Prospectus, the Prospectus and each Issuer General Use Free Writing Prospectus and all amendments and supplements to such documents as the Underwriters may reasonably request.

(e)                                  During such period as a Prospectus is required by law to be delivered by an Underwriter or dealer, to deliver, without charge, to Underwriters and dealers, at such office or offices as the Underwriters may designate, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request.

(f)                                   During the period in which copies of the Prospectus are to be delivered as provided in subsection (e) above, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, forthwith to prepare, submit to the Underwriters, file with the Commission and deliver, without charge to the Underwriters either (i) amendments or supplements to the Registration Statement or Prospectus so that the statements in the Registration Statement or Prospectus, as so amended or supplemented, will not be misleading or (ii) such amendments, supplements or documents which will effect such compliance.  Delivery by the Underwriters of any such amendments or supplements to the Prospectus or documents shall not constitute a waiver of any of the conditions set forth in Section 5 hereof.

(g)                                  To retain in accordance with the Rules all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules; and if at any time after the date of the Underwriting Agreement any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, to notify the Representatives and promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)                                 To make generally available to the Corporation’s security holders, as soon as practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(i)                                     To cooperate with the Underwriters in qualifying the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representatives may reasonably request; provided that in no event shall the Corporation or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject.

(j)                                    During the period of five years from the date hereof, to supply to the Representatives and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Corporation or the Guarantors may from time to time distribute generally to the Corporation’s lenders or to the holders of any class of its securities registered under Section 12 of the Exchange Act and to furnish to the Representatives and such Underwriters a copy of each annual or other report it shall be required to file with the Commission.

(k)                                 To pay all of its own expenses incurred in connection with the performance of its obligations under this Agreement, and the Corporation will pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all reasonable costs and expenses incident to the performance of the obligations of the Corporation under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing of this Agreement (including any Agreement Among Underwriters), (ii) the issuance, preparation and delivery of the Securities to the Underwriters, including the costs and expenses of any trustee, registrar, transfer agent, paying agent and any other agent thereof, including any reasonable fees and disbursements of counsel therefor, (iii) the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of the various jurisdictions referred to in subsection (i) above, including the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and the preparation and printing of legal investment and preliminary and supplementary “blue sky” memoranda, (iv) the furnishing to the Underwriters of copies of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and of the several documents required by this Section to be so furnished, including costs of shipping and mailing, (v) the listing of the Securities on any securities exchange, (vi) the rating of the Securities by rating agencies, (vii) the fees and expenses of the Trustee (including related fees and expenses of any counsel to the Trustee), and (viii) the furnishing to the Underwriters of copies of all reports and information required by Section 6(j) above, including costs of shipping and mailing.

(l)                                     During the period from the date of this Agreement to the Closing Date, not to, directly or indirectly, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Corporation and having a tenor of more than one year; provided, however, that the foregoing restriction shall not apply to the sale of the Securities to the Underwriters pursuant to this Agreement, or to any Corporation guarantee of debt securities of any affiliate of the Corporation.

(m)                             After the closing of the offering of the Notes contemplated by this Agreement and for as long as the Notes remain outstanding and the Cross Guarantee Agreement remains in effect, to cause any “Subsidiary” that is not an “Excluded Subsidiary” (as such terms are defined in the Cross Guarantee Agreement) to become a Guarantor of the Notes within 45 days of the occurrence of the event that requires such entity to become a Guarantor under the Cross Guarantee Agreement.

7.                                      Indemnification.

(a)                                 The Corporation will indemnify and hold harmless each Underwriter, its affiliates (as defined in Rule 405 under the Securities Act) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, to which such Underwriter may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Corporation; and

(iii)                               against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Corporation by any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information being described as such in Section 7(b) hereof.

(b)                                 Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the Corporation, the directors of the Corporation and the Guarantors, the officers of the Corporation and the Guarantors who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Corporation by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents) or any Issuer Free Writing Prospectus, it being understood and agreed that the only such information consists of the following: (i) the information in the third paragraph under the caption “Underwriting” in the Prospectus concerning the terms of the offering of the Securities by the Underwriters; and (ii) the information in the eighth paragraph under the caption “Underwriting” in the Prospectus concerning stabilization, over-allotment, syndicate transactions and penalty bids.

(c)                                  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Corporation, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that the indemnifying party shall pay the fees and expenses of separate counsel for the indemnified party if (i) the indemnifying party has agreed to pay such fees and expenses or (ii) counsel for the indemnified party reasonably determines that representation of both the indemnifying party and the indemnified party by the same counsel would create a conflict of interest.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

8.                                      Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Guarantors, on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Corporation and the Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the Corporation and the Guarantors and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover.  The relative fault of the Corporation or the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation and the Guarantors on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; each director of the Corporation, each officer of the Corporation who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Corporation.  The various Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting obligations and not joint.

The obligations of the Corporation under this Section 8 shall be in addition to any liability which the Corporation may otherwise have.

9.                                      Termination.  This Agreement may be terminated by the Representatives by notifying the Corporation at any time at or prior to the Closing Date, if any of the conditions specified in Section 5 hereof shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Corporation and each of the Guarantors shall not be under any liability to any Underwriter and no Underwriter shall be under any liability to the Corporation or any of the Guarantors, except that (a) if this Agreement is terminated by the Representatives because of any failure or refusal on the part of the Corporation or any Guarantor to comply with the terms of this Agreement or because any of the conditions contained in Section 5 of this Agreement, other than Section 5(i) or Sections 5(d)(i), (iii), (iv) or (v), have not been met, the Corporation will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursement of their counsel) reasonably incurred by them and (b) no Underwriter who shall have failed or refused to purchase the Notes agreed to be purchased by it hereunder, without some reason sufficient hereunder to justify its cancellation or termination of its obligations hereunder, shall be relieved of liability to the Corporation, any Guarantor or the other Underwriters for damages occasioned by its default.

10.                               Default of Underwriters.  If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the Closing Date the principal amount of Notes agreed to be purchased by such Underwriter or Underwriters, the remaining Underwriter or Underwriters may find one or more substitute underwriters to purchase such Notes or make such other arrangements as they may deem advisable, or one or more of the remaining Underwriters may agree to purchase such Notes in such proportions as may be approved by the Representatives or the remaining Underwriter or Underwriters, in each case upon the terms herein set forth.  If no such arrangements have been made within 24 hours after the Closing Date, and

(a)                                 the aggregate principal amount of such Notes to be purchased by the defaulting Underwriter or Underwriters shall not exceed 10% of the total principal amount of all of the Notes, each of the non-defaulting Underwriters shall be obligated to purchase such Notes on the terms herein set forth in proportion to their respective obligations hereunder, or

(b)                                 the aggregate principal amount of such Notes to be purchased by the defaulting Underwriter or Underwriters shall exceed 10% of the total principal amount of all of the Notes, the Corporation shall be entitled to an additional period of 24 hours within which to find one or more substitute underwriters satisfactory to the Representatives or the remaining Underwriter or Underwriters to purchase such Notes, upon the terms set forth herein.

In any such case, the Underwriters or the Corporation shall have the right to postpone the Closing Date for a period of not more than seven business days in order that necessary changes and arrangements may be effected.  If the aggregate principal amount of the Notes to be purchased by such defaulting Underwriters shall exceed 10% of the total principal amount of all of the Notes, and neither the non-defaulting Underwriters nor the Corporation shall make arrangements pursuant to this Section 10 within the period stated for the purchase of the Notes which the defaulting Underwriter or Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and without liability on the part of the Corporation or any Guarantor, except, in each case, as provided in Sections 6(k), 7, 8 and 9 hereof.  The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Corporation, any Guarantor or the non-defaulting Underwriters arising out of such default.  A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

11.                               Absence of Fiduciary Relationship.  The Corporation (on behalf of itself and the Guarantors) acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation and the Guarantors, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Corporation or any of the Guarantors, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Corporation or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation or any of the Guarantors on other matters) or any other obligation to the Corporation or any of the Guarantors except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Corporation or any of the Guarantors and (v) the Corporation and each of the Guarantors has consulted its own legal advisors to the extent it deemed appropriate.  The Corporation (on behalf of itself and the Guarantors) agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Corporation or any of the Guarantors, in connection with such transaction or the process leading thereto.

12.                               Miscellaneous.  The reimbursement, indemnification and contribution agreements contained in Sections 6(k), 7 and 8 hereof and the representations, warranties, covenants and agreements of the Corporation in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any officer, director or controlling person of any Underwriter, or by or on behalf of the Corporation, any officer or director of the Corporation or any controlling person of the Corporation, and (c) delivery of and payment for Securities under this Agreement.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Corporation and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

This Agreement has been and is made solely for the benefit of the Underwriters, the Corporation and their respective permitted successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters or the Corporation, and for the benefit of the directors and officers of the Corporation and the Guarantors, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Securities merely because of such purchase.

In dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any written statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Corporation, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

The Corporation, each of the Guarantors and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile copies or “PDF” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Schedule II

List of Guarantors

Agnes B Crane, LLC

American Petroleum Tankers II LLC

American Petroleum Tankers III LLC

American Petroleum Tankers IV LLC

American Petroleum Tankers LLC

American Petroleum Tankers Parent LLC

American Petroleum Tankers V LLC

American Petroleum Tankers VI LLC

American Petroleum Tankers VII LLC

APT Florida LLC

APT Intermediate Holdco LLC

APT New Intermediate Holdco LLC

APT Pennsylvania LLC

APT Sunshine State LLC

Audrey Tug LLC

Bear Creek Storage Company, L.L.C.

Betty Lou LLC

Camino Real Gathering Company, L.L.C.

Cantera Gas Company LLC

CDE Pipeline LLC

Central Florida Pipeline LLC

Cheyenne Plains Gas Pipeline Company, L.L.C.

CIG Gas Storage Company LLC

CIG Pipeline Services Company, L.L.C.

Cimmarron Gathering LLC

Colorado Interstate Gas Company, L.L.C.

Colorado Interstate Issuing Corporation

Copano Double Eagle LLC

Copano Energy Finance Corporation

Copano Energy Services/Upper Gulf Coast LLC

Copano Energy, L.L.C.*

Copano Field Services GP, L.L.C.

Copano Field Services/North Texas, L.L.C.

Copano Field Services/South Texas LLC

Copano Field Services/Upper Gulf Coast LLC

Copano Liberty, LLC

Copano NGL Services (Markham) L.L.C.

Copano NGL Services LLC

Copano Pipelines Group, L.L.C.

Copano Pipelines/North Texas, L.L.C.

Copano Pipelines/Rocky Mountains LLC

Copano Pipelines/South Texas LLC

Copano Pipelines/Upper Gulf Coast LLC

Copano Processing LLC

Copano Risk Management LLC

Copano/Webb-Duval Pipeline LLC

CPNO Services LLC

Dakota Bulk Terminal, Inc.

Delta Terminal Services LLC

Eagle Ford Gathering LLC

El Paso Cheyenne Holdings, L.L.C.

El Paso Citrus Holdings, Inc.

El Paso CNG Company, L.L.C.

El Paso Energy Service Company, L.L.C.

El Paso LLC

El Paso Midstream Group LLC

El Paso Natural Gas Company, L.L.C.*

El Paso Noric Investments III, L.L.C.

El Paso Ruby Holding Company, L.L.C.

El Paso Tennessee Pipeline Co., L.L.C.

Elba Express Company, L.L.C.

Elizabeth River Terminals LLC

Emory B Crane, LLC

EP Energy Holding Company

EP Ruby LLC

EPBGP Contracting Services LLC

EPTP Issuing Corporation

Fernandina Marine Construction Management LLC

Frank L. Crane, LLC

General Stevedores GP, LLC

General Stevedores Holdings LLC

Global American Terminals LLC

Hampshire LLC

Harrah Midstream LLC

HBM Environmental, Inc.

Hiland Partners Finance Corp.

Hiland Crude, LLC

Hiland Operating, LLC

Hiland Partners, LLC

Hiland Partners Holdings, LLC

ICPT, L.L.C

Independent Trading & Transportation Company I, L.L.C.

J.R. Nicholls LLC

Javelina Tug LLC

Jeannie Brewer LLC

JV Tanker Charterer LLC

Kinder Morgan (Delaware), LLC*

Kinder Morgan 2 Mile LLC

Kinder Morgan Administrative Services Tampa LLC

Kinder Morgan Altamont LLC

Kinder Morgan Amory LLC

Kinder Morgan Arrow Terminals Holdings, Inc.

Kinder Morgan Arrow Terminals, L.P.

Kinder Morgan Baltimore Transload Terminal LLC

Kinder Morgan Battleground Oil LLC

Kinder Morgan Border Pipeline LLC

Kinder Morgan Bulk Terminals, Inc.

Kinder Morgan Carbon Dioxide Transportation Company

Kinder Morgan CO2 Company, L.P.*

Kinder Morgan Cochin LLC

Kinder Morgan Columbus LLC

Kinder Morgan Commercial Services LLC

Kinder Morgan Contracting Services LLC

Kinder Morgan Crude & Condensate LLC

Kinder Morgan Crude Oil Pipelines LLC

Kinder Morgan Crude to Rail LLC

Kinder Morgan Cushing LLC

Kinder Morgan Dallas Fort Worth Rail Terminal LLC

Kinder Morgan Endeavor LLC

Kinder Morgan Energy Partners, L.P.*

Kinder Morgan EP Midstream LLC

Kinder Morgan Finance Company LLC

Kinder Morgan Fleeting LLC

Kinder Morgan Freedom Pipeline LLC

Kinder Morgan Keystone Gas Storage, LLC

Kinder Morgan KMAP LLC

Kinder Morgan Las Vegas LLC

Kinder Morgan Linden Transload Terminal LLC

Kinder Morgan Liquids Terminals LLC*

Kinder Morgan Liquids Terminals St. Gabriel LLC

Kinder Morgan Marine Services LLC

Kinder Morgan Materials Services, LLC

Kinder Morgan Mid Atlantic Marine Services LLC

Kinder Morgan NatGas O & M LLC

Kinder Morgan North Texas Pipeline LLC

Kinder Morgan Operating L.P. “A”*

Kinder Morgan Operating L.P. “B”

Kinder Morgan Operating L.P. “C”*

Kinder Morgan Operating L.P. “D”*

Kinder Morgan Pecos LLC

Kinder Morgan Pecos Valley LLC

Kinder Morgan Petcoke GP LLC

Kinder Morgan Petcoke LP LLC

Kinder Morgan Petcoke, L.P.

Kinder Morgan Petroleum Tankers LLC

Kinder Morgan Pipeline LLC

Kinder Morgan Port Manatee Terminal LLC

Kinder Morgan Port Sutton Terminal LLC

Kinder Morgan Port Terminals USA LLC

Kinder Morgan Production Company LLC*

Kinder Morgan Rail Services LLC

Kinder Morgan Resources II LLC

Kinder Morgan Resources III LLC

Kinder Morgan Resources LLC

Kinder Morgan River Terminals LLC

Kinder Morgan Scurry Connector LLC

Kinder Morgan Services LLC

Kinder Morgan Seven Oaks LLC

Kinder Morgan Southeast Terminals LLC

Kinder Morgan Tank Storage Terminals LLC

Kinder Morgan Tejas Pipeline LLC

Kinder Morgan Terminals, Inc.

Kinder Morgan Texas Pipeline LLC

Kinder Morgan Texas Terminals, L.P.

Kinder Morgan Transmix Company, LLC

Kinder Morgan Treating LP

Kinder Morgan Urban Renewal, L.L.C.

Kinder Morgan Utica LLC

Kinder Morgan Virginia Liquids Terminals LLC

Kinder Morgan Wink Pipeline LLC

KinderHawk Field Services LLC

KM Crane LLC

KM Decatur, Inc.

KM Eagle Gathering LLC

KM Gathering LLC

KM Kaskaskia Dock LLC

KM Liquids Terminals LLC*

KM North Cahokia Land LLC

KM North Cahokia Special Project LLC

KM North Cahokia Terminal Project LLC

KM Ship Channel Services LLC

KM Treating GP LLC

KM Treating Production LLC

KMBT LLC

KMGP Services Company Inc.

KN Telecommunications, Inc.

Knight Power Company LLC

Lomita Rail Terminal LLC

Milwaukee Bulk Terminals LLC

MJR Operating LLC

Mojave Pipeline Company, L.L.C.

Mojave Pipeline Operating Company, L.L.C.

Mr. Bennett LLC

Mr. Vance LLC

Nassau Terminals LLC

NGPL Holdco Inc.

Paddy Ryan Crane, LLC

Palmetto Products Pipe Line LLC

PI 2 Pelican State LLC

Pinney Dock & Transport LLC

Queen City Terminals LLC

Rahway River Land LLC

Razorback Tug LLC

RCI Holdings, Inc.

River Terminals Properties GP LLC

River Terminals Properties, L.P.

Scissor Tail Energy, LLC

SNG Pipeline Services Company, L.L.C.

Southern Gulf LNG Company, L.L.C.

Southern Liquefaction Company LLC

Southern LNG Company, L.L.C.

Southern Natural Gas Company, L.L.C.*

Southern Natural Issuing Corporation

SouthTex Treaters LLC

Southwest Florida Pipeline LLC

SRT Vessels LLC

Stevedore Holdings, L.P.

Tajon Holdings, Inc.

Tejas Gas, LLC

Tejas Natural Gas, LLC

Tennessee Gas Pipeline Company, L.L.C.*

Tennessee Gas Pipeline Issuing Corporation

Texan Tug LLC

TGP Pipeline Services Company, L.L.C.

Trans Mountain Pipeline (Puget Sound) LLC

TransColorado Gas Transmission Company LLC

Transload Services, LLC

Utica Marcellus Texas Pipeline LLC

Western Plant Services, Inc.

Wyoming Interstate Company, L.L.C.

* Indicates an “Opinion Guarantor”, as that term is used in Schedule III.

Schedule III

Form of Opinion of Bracewell & Giuliani LLP
to be delivered pursuant to Section 5(g)

(i)                                     The Corporation and each of the Opinion Guarantors is validly existing and in good standing as an entity under the laws of its jurisdiction of formation and has full entity power and authority to own its properties and to conduct its business as such business is described in the Prospectus, as supplemented by the Prospectus Supplement;

(ii)                                  The Agreement has been duly authorized, executed and delivered by the Corporation;

(iii)                               The Indenture has been duly authorized, executed and delivered by the Corporation and constitutes a valid and legally binding agreement of the Corporation enforceable against the Corporation in accordance with its terms;

(iv)                              The Notes have been duly authorized, executed and delivered by the Corporation, and, when authenticated by the Trustee, and issued and delivered, in the manner provided in the Indenture against payment of the consideration therefor pursuant to the Underwriting Agreement, will constitute valid and legally binding obligations of the Corporation entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their respective terms;

(v)                                 The Indenture and the Notes conform as to legal matters in all material respects to the descriptions thereof under the caption “Description of Debt Securities” in the Prospectus, as supplemented by the description thereof under the caption “Description of Notes” in the Prospectus Supplement; the Guarantees and the Cross Guarantee Agreement conform as to legal matters in all material respects to the descriptions thereof under the caption “Cross Guarantee” in the Prospectus, as supplemented by the description thereof under the caption “Description of Notes” in the Prospectus Supplement;

(vi)                              The Cross Guarantee Agreement has been duly authorized, executed and delivered by the Corporation and the Opinion Guarantors and constitutes a valid and legally binding agreement of the Corporation and the Opinion Guarantors, enforceable against the Corporation and the Opinion Guarantors in accordance with its terms, and the Guarantees constitute valid and legally binding obligations of the Opinion Guarantors enforceable against the Opinion Guarantors in accordance with their respective terms.

(vii)                           The Indenture has been qualified under the Trust Indenture Act;

(viii)                        The Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act; any filings of the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement required prior to the date of such opinion pursuant to Rule 424(b) under the Securities Act have been made in the manner and within the time period required by Rule 424(b); and, to such counsel’s knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission;

(ix)                              The Registration Statement, the Prospectus, as supplemented by the Preliminary Prospectus Supplement, and the Prospectus, as supplemented by the Prospectus Supplement, in each case excluding the Incorporated Documents, as of their respective effective or issue dates (other than the financial statements and notes thereto and supporting schedules and other financial or accounting data and information pertaining to natural resource reserves included therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules;

(x)                                 The Incorporated Documents (other than the financial statements and notes thereto and supporting schedules and other financial or accounting data and information pertaining to natural resource reserves included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective (if incorporated by reference to another registration statement) or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the particular form under the Securities Act or the Exchange Act and the respective rules and regulations thereunder, as applicable; and, to such counsel’s knowledge after due inquiry, there are no documents that are required to be filed as exhibits to the Registration Statement or to any of the Incorporated Documents that are not so filed;

(xi)                              The execution and delivery of the Transaction Documents by the Corporation and the Opinion Guarantors and the consummation of the transactions contemplated in the Transaction Documents will not (a) violate, or constitute a default under (or constitute an event that, with the giving of notice or lapse of time or both, would constitute such a default under), any of the terms or provisions of any indenture, mortgage, deed of trust or loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 or to any Form 10-Q or Form 8-K of the Corporation filed since the filing of such Annual Report on Form 10-K, (b) violate any provision of the certificate of incorporation or bylaws of the Corporation or the Opinion Guarantors, (c) violate any existing obligation of the Corporation or the Opinion Guarantors under any existing court or administrative order, judgment or decree of which such counsel has knowledge after due inquiry, or (d) violate any applicable provisions of the federal laws of the United States (based on the limitations set forth below), the laws of the State of Texas, the laws of the State of New York or the General Corporation Law of the State of Delaware;

(xii)                           No consent, approval, authorization or order of, or filing with, any federal, Delaware or Texas court or governmental agency or body is required under federal or Texas law, the General Corporation Law of the State of Delaware, or the laws of the State of New York, for the consummation by the Corporation and the Opinion Guarantors of the transactions contemplated by the Transaction Documents, including the issue and sale of the Securities by the Corporation and the Opinion Guarantors, or for the execution of the Indenture, except (a) as have been obtained under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder, (b) as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Securities by the Underwriters and (c) such as the failure to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xiii)                        The Corporation is not subject to regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

In rendering such opinion, such counsel may state that such opinion is based on and limited to the relevant federal law of the United States of America, the law of the State of Texas, the law of the State of New York and the General Corporation Law of the State of Delaware, and that they render no opinion with respect to the state securities or blue sky laws of any jurisdiction or the law of any other jurisdiction.  Such counsel may note that they are not admitted to the practice of law in the State of Delaware.  With respect to paragraph (xi), such counsel may also state that they render no opinion with respect to the anti-fraud provisions of the federal securities laws.

Such counsel may state that in addition to the limitations and qualifications set forth above, the enforceability of obligations of the Corporation and the Opinion Guarantors under the Transaction Documents is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief.  Such counsel may state that such principles are of general application, and in applying such principles a court, among other things, might decline to order the Corporation or the Opinion Guarantors to perform covenants.  Further, such counsel need not express an opinion with respect to the enforceability of provisions in the Transaction Documents with respect to waiver, delay, extension or omission of notice or enforcement of rights or remedies, waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other benefits provided by operation of law.  Further, such counsel may state that the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.

Such counsel may state that whenever its opinion is based on factual matters that are “to its knowledge after due inquiry” or “of which it has knowledge after due inquiry,” such counsel has, with your concurrence, relied to the extent such counsel deemed appropriate on certificates of officers (after the discussion of the contents thereof with such officers) of the Corporation or the Opinion Guarantors or certificates of others as to the existence or nonexistence of the factual matters upon which such opinion is predicated.  Such counsel shall state that it has no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

Such counsel may also state that, because the primary purpose of such counsel’s engagement was not to establish or confirm factual matters or financial or accounting matters or matters pertaining to natural resource reserves and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Pricing Disclosure Package (as defined in Annex A) and the Prospectus, as supplemented by the Prospectus Supplement, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as supplemented by the Prospectus Supplement (except to the extent expressly set forth in paragraph (v) above), and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid); that, without limiting the foregoing, they assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves included in the Registration Statement, the Pricing Disclosure Package, the Prospectus, as supplemented by the Prospectus Supplement, or the exhibits to the Registration Statement, and they have not examined the accounting, financial or other records from which such financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves contained therein were derived; and that, although certain portions of the Registration Statement have been included therein on the authority of “experts” within the meaning of the Securities Act, they are not experts with respect to any portion of the Registration Statement, including, without limitation, such financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves included therein; that such counsel did not participate in the preparation of the Incorporated Documents; however, they have participated in conferences with officers and other representatives of the Corporation and the Opinion Guarantors, such entities’ auditors, and representatives of the Underwriters, including counsel for the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus, as supplemented by the Prospectus Supplement, and related matters were discussed; and, based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Corporation and the Opinion Guarantors and upon representatives of the Underwriters, no facts have come to their attention that have caused them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Registration Statement, including any information included in the Prospectus which was omitted from such Registration Statement at the time it became effective but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B of the Rules, at the effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, or as of the date of such opinion, or that the Pricing Disclosure Package at the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel has not been asked to comment on, and such counsel expresses no belief with respect to, the financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves or exhibits (including the Form T-1) contained or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto.

Such counsel may state that its opinion is solely for the benefit of the Underwriters pursuant to Section 5(g) of the Agreement, and may not be used or relied upon by the Underwriters in any other capacity or for any other purpose and may not be used or relied upon by any other person or entity for any purpose without such counsel’s express prior written authorization. Such counsel may state that except for the use permitted therein, such opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without such counsel’s express prior written authorization; that the opinion expressed therein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied on as such; that the opinion expressed therein is as of the date thereof, and such counsel expressly disclaims any responsibility to update such opinion after the date thereof; and that such opinion is strictly limited to the matters stated therein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated therein.

ANNEX A

Pricing Disclosure Package

1.                                      The Prospectus, as supplemented by the Preliminary Prospectus Supplement; and

2.                                      The information identified on Schedule I to the Underwriting Agreement or disclosures directly relating thereto or derived therefrom.

For purposes of determining the “Pricing Disclosure Package,” the information contained in the foregoing documents shall be considered together.  With respect to statements contained in the Pricing Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

A-1